UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2016

HUBSPOT, INC.

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	001-36680	20-2632791
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 First Street, 2nd Floor Cambridge, Massachusetts		02141
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 482-7768

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement.

On October 7, 2016, HubSpot, Inc. (the “Company”), as tenant, entered into a Lease (the “Lease”) with One Canal Park Massachusetts LLC (the “Landlord”) to lease approximately 25,312 square feet of office space (the “Premises”) located at One Canal Park, Cambridge, Massachusetts (the “Building”).

The term of the Lease commences, with respect to Premises A consisting of 16,750 rentable square feet, on:  the later date to occur of (i) the date Landlord delivers possession of Premises A to the Company in the condition outlined in Section 3.1 of the Lease, and (ii) March 1, 2017.  The term of the Lease commences, with respect to Premises B consisting of 8,562 rentable square feet, on:  the later date to occur of (i) the date Landlord delivers possession of Premises B to the Company in the condition outlined in Section 3.1 of the Lease, and (ii) June 1, 2019.  The term of the Lease commences on the Commencement Date for the applicable portion of the Premises and ends on the Expiration Date of  January 31, 2026 (the “Term”), with one (1) option to renew for an additional five (5) year term.  The Company also has a one-time right of first offer to lease any area in the Building which becomes available during the Term of the Lease.  The Rent Commencement Date for Premises A will be the later of (1) seven (7) months following the Commencement Date for Premises A, and (2) October 1, 2017, subject to certain deferral rights of Tenant.  The Rent Commencement Date for Premises B will be the later of (y) three (3) months following the Commencement Date for Premises B and (z) September 1, 2019.

The initial rental rate payable with respect to Premises A will be $68.00 per rentable square foot per annum, with $1.00 increases per year.  The initial rental rate payable with respect to Premises B will be $69.00 per rentable square foot per annum, with $1.00 increases per year.  The Company will have no obligation to pay Yearly Rent for Premises A or Premises B from the applicable Commencement Date through the applicable Rent Commencement Date.

The Company will pay its Proportionate Share of all Operating Costs and Taxes incurred by the Landlord for the Building, subject to a specified list of excluded costs in excess of such costs incurred in the base year for the applicable portion of the Premises.  The base years for Premises A are calendar year 2018 for Operating Costs and fiscal year 2018 (i.e. July 1, 2017 through June 30, 2018) for Taxes.  The base years for Premises B are calendar year 2019 for Operating Expenses and fiscal year 2019 (i.e. July 1, 2018 through June 30, 2019) for Taxes.  The Company is required to post customary Letters of Credit in the amount of $286,826.10 for Premises A and $147,758.90 for Premises B as a security deposit under the Lease.

Tenant will receive a tenant improvement allowance equal to $7.00 per rentable square foot of the Premises per annum and prorated to reflect the number of months remaining in the Term for each applicable portion of the Premises following the Rent Commencement Date for such portion of the Premises.

The foregoing is a summary description of the material terms of the Lease, does not purport to be complete and is qualified in its entirety by reference to the Lease, which is included as Exhibit 10.1 to this report and incorporated herein by reference.

Item 8.01Other Events.

On April 28, 2016, the Company filed its Definitive Proxy Statement (the "Proxy Statement") related to its annual meeting of stockholders to be held on June 23, 2016. Subsequent to the filing of the Proxy Statement, the Company discovered an error in the section entitled "Procedures for Submitting Stockholder Proposals." The Proxy Statement states that the deadline for stockholders to submit a proposal to be included in the proxy statement for the 2017 annual meeting is March 25, 2017. The correct deadline is December 29, 2016. This filing does not change any other information in the Proxy Statement as originally filed.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Lease dated October 7, 2016 between One Canal Park Massachusetts LLC and the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Company Name

Date: October 13, 2016	By:	/s/ John Kelleher
Name: John Kelleher
Title: General Counsel